EXECUTION

SERVICING AGREEMENT

between

COUNTRYWIDE HOME LOANS SERVICING LP
(Servicer)

and

GOLDMAN SACHS MORTGAGE COMPANY
(Owner)

Dated as of July 1, 2004

Fixed & Adjustable-Rate First Lien Residential Mortgage Loans

DESCRIPTION OF ATTACHMENTS

Exhibit A	MORTGAGE LOAN SCHEDULE

Exhibit B	LIST OF COLLATERAL DOCUMENTS

Exhibit C	LIST OF DOCUMENTS IN CREDIT FILE

Exhibit D	FORM OF SARBANES-OXLEY ACT CERTIFICATION

SERVICING AGREEMENT

THIS SERVICING AGREEMENT (this “Agreement”) dated as of July 1, 2004, is by and between COUNTRYWIDE HOME LOANS SERVICING LP, in its capacity as servicer

(the “Servicer”), and GOLDMAN SACHS MORTGAGE COMPANY, and its successors and assigns, as owner (the “Owner”).

PRELIMINARY STATEMENT

WHEREAS, the Owner and Countrywide Home Loans, Inc. (“Countrywide”) have entered into that certain Master Mortgage Loan Purchase Agreement dated as of July 1, 2004 between the Owner, as purchaser and Countrywide, as seller, pursuant to which the Owner will purchase and Countrywide will sell from time to time, certain fixed and adjustable-rate first lien residential mortgage loans (the “Master Mortgage Loans Purchase Agreement”);

WHEREAS, the Servicer is in the business of providing primary servicing of mortgage loans and owns the right to service the Mortgage Loans (as hereinafter defined) listed on the Mortgage Loan Schedule (as hereinafter defined);

WHEREAS, the Owner has requested the Servicer to service the Mortgage Loans and Servicer has agreed to service, as an independent contractor, such mortgage loans for the Owner on the terms and conditions set forth herein; and

WHEREAS, the Servicer and the Owner desire to prescribe the terms and conditions regarding the management, servicing, and control of such mortgage loans.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Servicer and the Owner agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Acceptable Servicing Procedures: The procedures, including prudent collection and loan administration procedures, and standard of care employed by prudent mortgage servicers. Such standard of care (i) shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account, (ii) shall be in accordance with the requirements of the Servicer’s policies and procedures, (iii) shall be, at a minimum, at least as prudent as the requirements of Fannie Mae as set forth from time to time in the Fannie Mae Selling and Servicing Guide, as amended from time to time, and (iv) shall be in full compliance with all federal, state and local laws, ordinances, rules and regulations.

Agreement: This Servicing Agreement, including all exhibits and schedules hereto, and all amendments hereof and supplements hereto.

Ancillary Income: All income if any, derived from any Mortgage Loan, including but not limited to late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, speed pay fees, Prepayment Charges, reconveyance and demand statement fees, loan modification fees and reamortization fees.

Applicable Requirements: The (i) terms of the Mortgage and Mortgage Note related to each Mortgage Loan, (ii) the federal, state, local and foreign laws, statutes, rules, regulations, ordinances, standards, requirements, administrative rulings, orders and processes pertaining to Mortgage Loans, including but not limited to those pertaining to the processing, origination and servicing of the Mortgage Loans and the servicer’s policies and procedures, (iii) the requirements of a Primary Mortgage Insurer (if any) with respect to the processing, origination, insuring, servicing or filing of claims in connection with the Mortgage Loans, (iv) the requirements of the Owner as set forth in this Agreement, and (v) the reasonable and customary mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

ARM Loan: A Mortgage Loan as to which the related Mortgage Note provides that the Mortgage Interest Rate may be adjusted periodically.

Assignment of Mortgage: An assignment of mortgage, notice of transfer, or equivalent instrument, in recordable form, sufficient under and complying with the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the assignee named therein.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the States of New York, California or Texas are authorized or obligated by law or executive order to be closed.

Closing Date: The date on which the sale and purchase of a Mortgage Loan Package is consummated between the owner and Countrywide pursuant to the terms of the Mortgage Loan Purchase Agreement.

Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

Collateral Documents: With respect to any Mortgage Loan, the mortgage loan documents pertaining to such Mortgage Loan which are specified in Exhibit B hereto and any additional mortgage documents pertaining to such Mortgage Loan required to be added to the related Collateral File pursuant to the terms of this Agreement.

Collateral File: With respect to any Mortgage Loan, the file pertaining to such Mortgage Loan that contains each of the related Collateral Documents.

Condemnation Proceeds: All awards or settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

Consents: shall mean the unconditional written consent or approval, as necessary, of an Investor and any applicable Insurer to the Servicer’s servicing of the Mortgage Loans hereunder.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

Coop Shares: Shares issued by a Cooperative Corporation.

Cooperative Unit: A single family dwelling located in a Cooperative Property.

Countrywide: Countrywide Home Loans, Inc., or any successor or assign to Countrywide under this Agreement as provided herein.

Credit File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan and containing copies of the mortgage loan documents described on Exhibit C attached hereto, the credit documentation relating to the origination of such Mortgage Loan and copies of the Collateral Documents. Each Credit File shall be maintained by the Servicer (either on paper or on microfilm or any other comparable medium), and shall be delivered to the Owner as soon as practicable upon request.

Custodial Account: The account or accounts created and maintained pursuant to Section 3.4 of this Agreement which account(s) shall be an Eligible Account.

Custodial Agreement: Any agreement with respect to the Mortgage Loans governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, entered into among Countrywide, the Servicer and JPMorgan.

Custodian: With respect to any Mortgage Loan and the related Collateral File, JPMorgan Chase Bank and any successor custodian under any custodial agreement which may be entered into between the Servicer, the Owner or any subsequent Owner and the custodian named therein regarding the warehousing and safekeeping of such Collateral File.

Cut-off Date: With respect to a Mortgage Loan Package, the first day of the month in which the related Cutoff Date occurs or such other date as may be mutually agreed to by the parties.

Default: Any condition or circumstance that is, or with notice or the lapse of time or both, would become, an Event of Default.

Determination Date: The Business Day immediately preceding the related Remittance Date.

Due Date: With respect to any Mortgage Loan, the first day of the month on which Monthly Payments on such Mortgage Loan are due, exclusive of any days of grace.

Due Period: With respect to each Remittance Date, the period beginning on the second day of the month immediately preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

Eligible Account: An account or accounts maintained with a Qualified Depository.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 3.6.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, if any, fire and hazard insurance premiums, and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

Event of Default: Any one of the conditions or circumstances enumerated in Section 7.1.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Fannie Mae: Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

Fidelity Bond: A fidelity bond to be obtained by the Servicer pursuant to Section 3.12.

Freddie Mac: Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation or any suc-cessor thereto.

Gross Margin: With respect to each ARM Loan, the fixed percentage amount set forth in the related Mortgage Note as shown in the Mortgage Loan Schedule, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

Index: With respect to any ARM Loan, the index set forth in the applicable Mortgage Note which is added to the Gross Margin to determine the Mortgage Interest Rate on each Interest Rate Adjustment Date. In the event the Index becomes unavailable for any reason, the Servicer shall select an alternative index, in accordance with the terms of the Mortgage Note, and such alternative index shall thereafter be the Index for such Mortgage Loan.

Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy, any title policy, any hazard insurance policy or any other insurance policy covering a Mortgage Loan or the related Mortgaged Property, including any amounts required to be deposited in the Custodial Account pursuant to Section 3.10, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Acceptable Servicing Procedures and Section 3.14.

Interest Rate Adjustment Date: As to any ARM Loan, the date specified in a Mortgage Note on which the Mortgage Interest Rate for the related Mortgage Loan is subject to adjustment.

Investor: With respect to any Mortgage Loan, a Person who has a beneficial interest in, or is a record owner of, such Mortgage Loan or any trustee acting on behalf of any such Person.

Late Collections: With respect to any Mortgage Loan, all amounts (other than Monthly Advances) received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previ-ously recovered.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or in connection with the sale of the Mortgaged Property if the Mortgaged Property is a REO Property.

LPMI Fee: The portion of the Mortgage Interest Rate relating to a LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by the Servicer to pay the premium due on a Primary Mortgage Insurance Policy with respect to a LPMI Loan.

LPMI Loan: Any Mortgage Loan with respect to which the Servicer is responsible for paying the premium due on the related Primary Mortgage Insurance Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

Losses: Any claims, penalties, fines, forfeitures, damages, liabilities, losses and expenses, including reasonable attorneys' fees.

Maturity Date: With respect to any Mortgage Loan, the maturity date of the related Mortgage Note and Mortgage as specified therein.

MERS: Mortgage Electronic Registration, Inc. a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS ® System: The system of recording transfers of mortgages electronically maintained by MERS.

Monthly Advance: Commencing with each Monthly Payment due on or after the related Cutoff Date, the portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Servicer pursuant to Section 4.3 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note.

Mortgage: The mortgage, mortgage deed, deed of trust or other instrument creating a first lien on or first priority ownership interest on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor, as the case may be, including any riders, addenda, assumption agreements or modifications relating thereto.

Mortgage Interest Rate: As to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan and, with respect to an ARM Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan’s inclusion on the related Mortgage Loan Schedule, which mortgage loan includes, without limitation, the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds (if applicable) and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

Mortgage Loan Package: Pools of Mortgage Loans sold to the Owner pursuant the Master Mortgage Loan Purchase Agreement.

Mortgage Loan Remittance Rate: with respect to each Mortgage Loan, the interest rate payable to the Owner on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and any LPMI Fees, if applicable.

Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) Countrywide’s Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four family residence or planned unit development; (4) the purpose of the Mortgage Loan; (5) the Mortgagor’s social security number; (6) a code indicating the occupancy status of the Mortgaged Property (i.e., owner-occupied, non-owner, second home); (7) a code indicating whether the Mortgagor was self-employed at the time of origination; (8) the Mortgage Interest Rate at origination; (9) the current Mortgage Interest Rate; (10) whether the Mortgage Loan has Monthly Payments that are interest only for a period of time; (11) the Servicing Fee Rate; (12) the current Monthly Payment; (13) the original term to maturity; (14) the remaining term to maturity; (15) the scheduled principal balance of the Mortgage Loan as of the Cut-off Date; (16) the principal balance of the Mortgage Loan at origination; (17) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (18) the LTV at origination or, if the Mortgage Loan was secured by a second lien, the combined LTV at origination; (19) the due date of the Mortgage Loan; (20) a PMI Policy insurer name, percent and policy number (if applicable); (21) the type of appraisal; (22) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; (23) a code indicating whether the Mortgaged Property has any subordinate financing; (24) a code indicating whether the Mortgage Loan is secured by a leasehold interest in the related Mortgaged Property; (25) a code indicating whether the Mortgage Loan is subject to a prepay penalty; (26) documentation type; (27) a code indicating whether the Mortgage Loan is a buydown loan; (28) first payment date and (29) FICO score.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage, including any riders, addenda, assumption agreements or modifications relating thereto.

Mortgaged Property: With respect to a Mortgage Loan that is not a Cooperative Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the State in which such real property is located, which may include condominium units and planned unit developments, improved by a residential dwelling; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate of the Mortgagor, the term of which is equal to or longer than the term of the Mortgage. With respect to a Cooperative Loan, the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Cooperative Loan and the related Cooperative Lease.

Mortgagor: The obligor on a Mortgage Note and their successors in title to the Mortgage Property.

Nonrecoverable Advance: Any portion of any of a Monthly Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer hereunder which, in the good faith judgment of the Servicer, will not be ultimately recoverable from Late Collections.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, the Servicer, and delivered to the Owner as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer or an affiliate thereof, reasonably acceptable to the Owner.

Owner: Goldman Sachs Mortgage Company or any permitted successor owner of any of the Mortgage Loans.

Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a REMIC or other trust to be formed as part of a publicly or privately traded pass-through transaction retaining the Servicer as “servicer” thereunder.

Periodic Rate Cap: With respect to each ARM Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

Permitted Instruments: Any one or more of the following obli-gations or securities:

(i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) repurchase obligations with respect to any security described in clause (i) above, provided that the unsecured long-term obligations of the party agreeing to repurchase such obligations are at the time rated by Standard & Poor's Corpor-ation in one of its three highest rating categories;

(iii) federal funds, certificates of deposit, time deposits, and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, the long-term debt obligations of the bank holding company) at the date of acquisition thereof have been rated by Standard & Poor's Corporation in one of its three highest rating categories;

(iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's Corporation in its highest short-term rating category; and

(v) any other obligation or security acceptable to Standard & Poor's Corporation in respect of mortgage pass-through certificates rated in one of its three highest rating categories, as evidenced by a letter from Standard & Poor's Corporation to such effect.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Charge: With respect to any Mortgage Loan, the prepayment premium or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment, to the extent permitted by applicable law.

Prepayment Period: With respect to a Remittance Date, the prior calendar month.

Prepayment Interest Shortfall Amount: With respect to any Remittance Date and Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Principal Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such calendar month, the amount of interest (at the Mortgage Loan Remittance Rate) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Primary Mortgage Insurance Policy: With respect to any Mortgage Loan, the policy of primary mortgage guaranty insurance (including all endorsements thereto), if any, issued by a Qualified Insurer with respect to such Mortgage Loan, or any replacement policy.

Primary Mortgage Insurer: The named insurer under any Primary Mortgage Insurance Policy.

Prime: As of any date of determination, the annual interest rate, adjusted daily, published from time to time in The Wall Street Journal (Western Edition) as the “PRIME RATE” in the “MONEY RATES” section.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Condemnation Proceeds, Insurance Proceeds, and Liquidation Proceeds) which is received in advance of its scheduled Due Date (not including any Prepayment Charge) and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

Qualified Depository: (i) A depository, the long-term unsecured debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two highest rating categories at the time of any deposit therein, or (ii) a depository, the deposits of which are fully insured to the maximum extent permitted by the FDIC or (iii) the corporate trust department of a national bank; provided that they maintain a rating by a nationally recognized statistical rating agency in the highest rating categories for short term debt obligations.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by an Agency.

Reconstitution Agreements: The agreement or agreements entered into by the Servicer and the Owner and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Servicer in servicing the related Mortgage Loans.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 5.9 hereof. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Servicer shall cease to service those Mortgage Loans under this Agreement in accordance with the termination provisions set forth in Section 5.9 hereof.

Remittance Advice Date: The 10th day of each month or, if such 10th day is not a Business Day, the first Business Day immediately following such day.

Remittance Date: With respect to each Mortgage Loan: the eighteenth (18th) day of any month, beginning with the eighteenth (18th) day of the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following such day.

REO Property: A Mortgaged Property acquired in foreclosure or by deed in lieu of foreclosure, as described in Section 3.13.

Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Coop Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Coop Shares and the related Proprietary Lease.

Servicer: Countrywide Home Loans Servicing LP, a Texas limited partnership or its permitted successor in interest or any successor to the Servicer as permitted under this Agreement.

Servicing Advances: All customary, reasonable, and necessary “out of pocket” costs and expenses (including reasonable attorneys' fees and disbursements) that are incurred by the Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, and protection of the Mortgaged Property, (ii) any enforcement or judicial pro-ceedings, including foreclosures, (iii) the management and liquida-tion of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, and (iv) compliance with the obligations of this Agreement, including without limitation under Sections 3.8 and 3.10.

Servicing Fee: With respect to each Mortgage Loan being serviced and administered pursuant to this Agreement, the amount of the annual fee payable to the Servicer as compensation for ser-vicing and administering such Mortgage Loan and for managing and disposing of REO Property in accordance with the terms of this Agreement. For each Mortgage Loan, such fee shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate, multiplied by (ii) the outstanding Unpaid Principal Balance of such Mortgage Loan as of the first day of such month, and shall be payable in accordance with Section 5.3. With respect to any REO Property that is being managed by the Servicer in accordance with Section 3.13 of this Agreement, such fee shall be payable through and until the disposition of such REO Property or the transfer of the REO Property to the Owner for management by the Owner, and the amount of such fee shall be based upon the Unpaid Principal Balance of the related Mortgage Loan at the time of the related foreclosure.

Servicing Fee Rate: As to (i) each Mortgage Loan that is an ARM Loan, .25% per annum with respect to each Due Period occurring before the initial Interest Rate Adjustment Date, and with respect to 5/1, 7/1 and 10/1 Loans, .375% per annum thereafter, and (ii) each Mortgage Loan that is not an ARM Loan, .25% per annum.

Servicing File: As to each Mortgage Loan, the copies of the Collateral Documents, as well as the credit and closing packages, disclosures, copies of the all other files, books, records and documents necessary to (a) establish the eligibility of the Mortgage Loan for insurance by a Qualified Insurer, if any; and/or (b) service the Mortgage Loan in accordance with Acceptable Servicing Procedures, including the documents listed on Exhibit B hereto, some of which maybe held by the Custodian.

Unpaid Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Owner with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Whole Loan Transfer: The sale or transfer by the Owner of some or all of the Mortgage Loans in a whole loan or participation certificate format pursuant to a Reconstitution Agreement retaining the Servicer as “servicer” thereunder.

3/1 Loan: An ARM Loan where the Mortgage Interest Rate is fixed for the first 36 months.

5/1 Loan: An ARM Loan where the Mortgage Interest Rate is fixed for the first 60 months.

7/1 Loan: An ARM Loan where the Mortgage Interest Rate is fixed for the first 84 months.

10/1 Loan: An ARM Loan where the Mortgage Interest Rate is fixed for the first 120 months.

Any capitalized term used herein and not otherwise defined, shall have the meaning assigned to such term in the Master Mortgage Loan Purchase Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES;

REMEDIES FOR BREACH

Section 2.1 Representations and Warranties of the Servicer

With respect to a Mortgage Loan Package, the Servicer represents, warrants and covenants to the Owner that, as of the related Closing Date:

(a) The Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its term;

(b) The Servicer has the full power and authority to (i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to service each Mortgage Loan;

(c) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, which is in the business of servicing loans;

(d) Neither the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's certificate of limited partnership or partnership agreement or result in a material breach of any legal restriction or any material agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(e) The Servicer is an approved servicer for Fannie Mae and Freddie Mac in good standing. No event has occurred, including a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements;

(f) There is no action, suit, proceeding, investiga-tion or litigation pending or, to the Servicer’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Servicer would materially and adversely affect the Servicer’s ability to service the Mortgage Loans hereunder in accordance with the terms hereof, or the Servicer’s ability to perform its obligations under this Agreement;

(g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, of or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

(h) The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(i) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(j) The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans registered with MERS;

(k) The Servicer has serviced, and shall at all times service, the Mortgage Loans in accordance with the Acceptable Servicing Procedures, the Mortgage Note and applicable federal, state and local laws and regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, and the Servicer shall maintain in its possession, available for the Owner’s inspection and shall deliver to the Owner upon demand, evidence of compliance with all such requirements. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(l) The Servicer has fully furnished (or caused to be furnished), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, or any their successors and assigns (three of the credit repositories), on a monthly basis; and

(m) No statement, report or other document prepared and furnished by the Servicer or to be prepared and furnished by the Servicer pursuant to this Agreement in connection with the transactions contemplated hereby contain or will contain any untrue statement of fact or omit to state a fact necessary to make the statements contained therein not misleading.

Section 2.2 Remedies for Breaches of Representations or Warranties.

The Servicer shall indemnify the Owner and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from a breach of the Servicer’s representations and warranties contained in Section 2.1 that materially and adversely affects the value of one or more of the Mortgage Loans. The obligations of the Servicer set forth in this Section 2.2 to indemnify the Owner as provided in this Section 2.2 constitute the sole remedies of the Owner with respect to a breach of the foregoing representations and warranties.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.1 Identification of Mortgage Loans; Servicer to Act as Servicer

(a) The Servicer, as independent servicer, shall commence servicing and administering each Mortgage Loan on behalf of the Owner from and after the Cut-off Date in accordance with the terms and conditions of this Agreement and Acceptable Servicing Procedures. Except as otherwise expressly provided in this Agreement, the Servicer shall have full power and authority, acting alone, to do any and all things reasonably consistent with the terms of this Agreement, including but not limited to the following: (i) to execute and deliver, on behalf of the Owner, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Owner under this Agreement. The Servicer further is authorized and empowered by the Owner, in its own name when the Servicer, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Owner, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. The Servicer shall at all times act in the best interests of the Owner in performing its obligations under this Agreement.

(b) The documents comprising the Collateral File relating to each Mortgage Loan serviced hereunder and that are retained by the Servicer pursuant to the terms hereof, together with all other documents with respect to each such Mortgage Loan which are prepared by or which come into the possession of the Servicer, shall immediately vest in the Owner and shall be held and maintained in trust by the Servicer at the will of the Owner and in a custodial capacity only. The documents comprising each Collateral File and all related documents which come into the possession of the Servicer and are so held by the Servicer shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership interest of the Owner in such Collateral File and related documents. The Servicer shall release its custody of any such documents only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer’s servicing of the Mortgage Loans.

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Owner or its designee the related Servicing File during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with Applicable Law. The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that in no event shall there be more than four Persons at any given time having the status of “Owner” hereunder. The Owner also shall advise the Servicer of the transfer. Upon receipt of notice of the transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred. If the Servicer receives written notification of a transfer less than five (5) Business Days before the monthly Determination Date, the Servicer’s duties to remit and report to the new purchaser(s) as required by Section 5.9 hereof shall begin with the first Determination Date after the Reconstitution Date.

(c) Consistent with the terms of this Agreement and subject to the REMIC Provisions if the Mortgage Loans have been transferred to a REMIC, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.3, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.3. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

(d) As to each ARM Loan, the Servicer shall make periodic Mortgage Interest Rate and Monthly Payment adjustments, as applicable, in strict compliance with (i) the terms of the Mortgage and Mortgage Note, (ii) all applicable law, and (iii) Acceptable Servicing Procedures.

Section 3.2 Liquidation of Mortgage Loans

In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, and (3) the Servicer shall determine prudently to be in the best interest of the Owner. In the event that any payment due under any Mortgage Loan remains delinquent for a period of 90 days or any other default continues for a period of 30 days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings, the Servicer shall notify the Owner in writing of the Servicer’s intention to do so, and the Servicer shall not commence foreclosure proceedings if the Owner objects to such action within ten (10) Business Days of receiving such notice. In the event the Owner objects to such foreclosure action, the Servicer shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 4.3, and the Servicer’s obligation to make such Monthly Advances shall terminate on the 90th day referred to above. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Owner after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.5) or through Insurance Proceeds (respecting which it shall have similar priority).

Section 3.3 Collection of Mortgage Loan Payments

Continuously from the date hereof until the principal and interest on all Mortgage Loans being serviced hereunder are paid in full or this Agreement is otherwise terminated, the Servicer will proceed diligently to collect all payments due under each of such Mortgage Loans when the same shall become due and payable. With respect to those Mortgage Loans, if any, as to which the Servicer collects Escrow Payments, the Servicer will ascertain or estimate, as the case may be, annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums and all other charges that, as provided in any Mortgage, will become due and payable so that the Escrow Payments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, Primary Mortgage Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if in its reasonable judgment it believes that it will be unable to enforce the provision of the Mortgage or other instrument pursuant to which payment is required.

Section 3.4 Establishment of Custodial Account; Deposits in Custodial Account

(a) The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, with respect to the accounts maintained by any one Servicer, its “Custodial Account”), in the form of time deposit or demand accounts, which may be interest bearing, titled, with respect to the Servicer, “Countrywide Home Loans Servicing LP, in trust for Goldman Sachs Mortgage Company as Owner, and any successor Owner.

(b) With respect to each Mortgage Loan, the Servicer shall not later than the end of the second Business Day following receipt thereof, deposit in the Custodial Account and retain therein the following payments and collections received by the Servicer subsequent to the Cut-off Date:

(i) all payments on account of principal, including Principal Prepayments, actually collected by the Servicer on the Mortgage Loans;

(ii) all payments on account of interest actually collected by the Servicer on the Mortgage Loans less the Servicing Fee;

(iii) all Liquidation Proceeds;

(iv) all Insurance Proceeds, other than Insurance Pro-ceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with Acceptable Servicing Procedures;

(v) all Condemnation Proceeds which are not released to the Mortgagor in accordance with the Owner's written consent and Acceptable Servicing Procedures and Section 3.14;

(vi) any amounts with respect to Monthly Advances required to be deposited in the Custodial Account pursuant to Section 4.3;

(vii) any amount required to be deposited in the Custodial Account pursuant to Sections 3.1(c), 3.1(d), 3.4(c), 3.10(a) or (b), 3.11(b), 3.13(c), (d) and (f), and 4.1(b) of this Agreement; and

(vii) the Prepayment Interest Shortfall Amount, if any, for the month of distribution (such deposit shall be made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount per month equal to the lesser of one half of (a) one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Unpaid Principal Balance of such Mortgage Loans, or (b) the aggregate Servicing Fee actually received for such month for the Mortgage Loans)

(c) The Servicer may cause the funds on deposit from time to time in the Custodial Account to be invested in Permitted Instruments, which investments shall mature not later than the Business Day immediately preceding the applicable Remittance Date next following the date of such investment. All such investments shall be made in the name of the Servicer or its nominee. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The Servicer shall indemnify the Owner for any and all losses incurred in respect of any such investment by the Servicer, and the amount of any losses incurred in respect of any such investment shall be deposited in the Custodial Account by the Servicer out if its own funds immediately, without reimbursement therefor.

(d) It is understood and agreed that payments in the nature of Ancillary Income need not be deposited by the Servicer in the Custodial Account.

Section 3.5 Permitted Withdrawals from the Custodial Account

(a) The Servicer may, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i) to make payments and distributions to the Owner in the amounts and in the manner provided for in Section 4.1;

(ii) to reimburse itself for Monthly Advances made by the Servicer from its own funds pursuant to Section 4.3, the Servicer’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such Monthly Advance was made and such other amounts as are collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan; (or to amounts received on the Mortgage Loans as a whole in the event that such Monthly Advance is made to pay a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Servicemembers Civil Relief Act). Notwithstanding the foregoing, the Servicer may reimburse itself for Monthly Advances from any funds in the Custodial Account if it has determined that such funds are Nonrecoverable Advances (or if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Owner);

(iii)	to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees, Servicer’s right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related proceeds from Liquidation Proceeds, Condemnation Proceeds, Primary Mortgage Insurance Proceeds and Other Insurance Proceeds; provided that the Servicer may reimburse itself from any funds in the Custodial Account for Servicing Advances and Servicing Fees if all funds with respect to the related Mortgage Loan have previously been remitted to Owner; provided, however, that the Servicer may reimburse itself for Servicing Advances which it has determined are Nonrecoverable Advances.

(iv) to pay itself any Servicing Fee and other servicing compensation not paid to the Servicer pursuant to Section 5.3;

(v) to pay to itself any interest earned on funds deposited in the Custodial Account;

(vi) if there shall be amounts deposited in the Custodial Account in error, including the Servicing Fee and other servicing compensation not required to be deposited therein, to withdraw such amounts; and

(vii) to clear and terminate the Custodial Account upon the termination of this Agreement in accordance with Article 8.

Section 3.6 Establishment of Escrow Account; Deposits in Escrow Account; Escrow Analysis

(a) The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, with respect to the accounts maintained by any one Servicer, its “Escrow Account”), in the form of time deposit or demand accounts, which may be interest bearing, titled, with respect to the Servicer, “Countrywide Home Loans Servicing LP, in trust for Goldman Sachs Mortgage Company, as Owner, and any successor Owner, and certain Mortgagors.” The Escrow Account shall be an Eligible Account.

(b) The Servicer shall not later than the end of the second Business Day following receipt thereof (or sooner if required by applicable law) deposit in the Escrow Account maintained by the Servicer and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals from the Escrow Account maintained by the Servicer only in accordance with Section 3.7. The Servicer shall be entitled to retain any interest earned on funds deposited in the Escrow Account maintained by the Servicer other than interest on escrowed funds required by law to be paid to the Mort-gagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account maintained by the Servicer may not bear interest or that the interest earned on such escrowed funds is insufficient for such purpose.

Section 3.7 Permitted Withdrawals from the Escrow Account

Withdrawals from the Escrow Account maintained by the Servicer may be made by the Servicer only (a) to effect timely payments of taxes, assessments, water rates, insurance premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage; (b) to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Sections 3.8, 3.10 and 3.11 with respect to a related Mortgage Loan, the Servicer’s right to reimburse itself pursuant to this clause (b) being limited to the amounts as may be collected by the Servicer from the related Mortgagor or from the related insurer; (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan; (d) for transfer to the Custodial Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the related Mortgaged Property in accordance with the provisions of Section 3.14, (f) to pay to a Mortgagor, to the extent required by Applicable Requirements, interest on the funds deposited in the Escrow Account; (g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the related Mortgagor), (h) to remove funds inadvertently placed in the Escrow Account by the Servicer; or (i) to clear and terminate the Escrow Account upon the termination of this Agreement, in accordance with Article 8.

Section 3.8 Payment of Taxes, Insurance and Other Charges

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of property taxes, assess-ments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums, if any, and fire and hazard insurance coverage and flood insurance, all as required hereunder. If a Mortgage Loan requires Escrow Payments, the Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date in a manner consistent with Acceptable Servicing Procedures, employing for such purpose Mortgagor deposits in the Escrow Account. The Servicer shall, with respect to each Mortgage Loan for which Escrow Payments are maintained, conduct an escrow analysis in accordance with industry standard procedures. If a Mortgage Loan does not require Escrow Payments, or if there are insufficient funds in the related Escrow Account, the Servicer shall cause all such bills to be paid on a timely basis and shall from its own funds, if necessary, make a Servicing Advance to make timely payment of all such bills. The Servicer shall monitor the payment status of such charges (including renewal premiums) by the related Mortgagor, and shall effect payment thereof in a manner consistent with Acceptable Servicing Procedures, and in all events prior to the foreclosure of any lien against the Mortgaged Property resulting from non-payment of such property taxes, assessments and other charges and prior to the termination of any such insurance coverage.

Section  3.9 Transfer of Custodial Accounts and Escrow Accounts

The Servicer may from time to time transfer the Custodial Account or the Escrow Account maintained by it to a different depository institution, provided that each such account shall be and remain an Eligible Account.

Section 3.10 Maintenance of Hazard Insurance

The Servicer shall cause to be maintained, with a Qualified Insurer for each Mortgage Loan serviced by it, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac, in an amount which is at least equal to the lesser of (i) 100% of the maximum insurable value of the improvements securing the Mortgage Loan or (ii) the Unpaid Principal Balance of the Mortgage Loan. If the Mortgaged Property is in an area then identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is available), the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac. Such flood insurance shall be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. The Servicer shall also maintain on each REO Property with an insurer acceptable to Fannie Mae or Freddie Mac (x) fire and hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements securing the Mortgage Loan that are a part of such property, (y) liability insurance and (z) to the extent required and available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, each as amended, or other applicable federal law, flood insurance in an amount as provided above. Any costs incurred by the Servicer maintaining insurance under this Section 3.10 shall be recoverable as Servicing Advances. Any amounts collected by the Servicer under any such policies shall be paid over or applied by the Servicer in accordance with Acceptable Servicing Procedures for the restoration or repair of the Mortgaged Property subject to the related Mortgage, for release to the Mortgagor in accordance with Acceptable Servicing Procedures, or for application in reduction of the Mortgage Loan. Any such amounts shall be deposited in the Custodial Account and subject to withdrawal pursuant to Section 3.5. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer hereunder in connection with any Mortgage Loan or Mortgaged Property, other than pursuant to applicable laws and regulations that are at any time in force and require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice to the Servicer of any cancellation, reduction in amount, or material change in coverage. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent upon any policy renewal; provided, however, upon any such policy renewal, the Servicer shall not accept any such insurance policies, unless the insurers are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.

In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae and Freddie Mac, the Servicer shall notify the Owner and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another Qualified Insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current requirements of Fannie Mae, Freddie Mac, and secure from the owner's association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

Notwithstanding anything set forth in the preceding paragraphs, the Servicer agrees to indemnify the Owner for any claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Mortgagor (or the Servicer) to maintain hazard insurance or flood insurance with respect to the related Mortgaged Property which complies with the requirements of this section.

Section 3.11 Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder

(a) The parties acknowledge that not all Mortgage Loans will be covered by Primary Mortgage Insurance. In the event that any Mortgage Loans are or become covered by Primary Mortgage Insurance, the provisions set forth below shall apply.

(b) If a Mortgage Loan is covered by a Primary Mortgage Insurance Policy as of the Cut-off Date, or if a Mortgage Loan becomes covered by a Primary Mortgage Insurance Policy pursuant to subsection 3.11(c) below, the Servicer shall cause the premium for each such Primary Mortgage Insurance Policy, beginning with the premium due after the Cut-off Date in the case of any Mortgage Loan covered by a Primary Insurance Policy prior to the Cut-off Date, to be paid on a timely basis and shall from its own funds, if necessary, make a Servicing Advance to pay the premium on a timely basis. The Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy that is required to be kept in force under any Mortgage and pursuant to this subsection, or pursuant to subsection 3.11(c) below, unless a replacement Primary Mortgage Insurance Policy for such canceled or non renewed policy is obtained from and maintained with an insurer that satisfies the standards set forth in this subsection. The Servicer shall not take any action or fail to take any action that would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.1, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

(c) As part of its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms thereof and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.4, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.5, and remitted to the Owner on the appropriate Remittance Date.

Section 3.12 Fidelity Bond; Errors and Omissions Insurance

The Servicer shall maintain, at its own expense, with responsible companies that meet the requirements of Fannie Mae or Freddie Mac, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees, agents and other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (collectively, the “Servicer Employees”). Any such fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omis-sions, failure to maintain any insurance policies required pursuant to this Agreement, and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obliga-tions as set forth in this Agreement. The terms of any such fidelity bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Selling and Servicing Guide, or by Freddie Mac in the Freddie Mac Seller’s and Servicer’s Guide. Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such fidelity bond and errors and omissions insurance policy and a statement from the surety and the insurer that such fidelity bond and errors and omissions insurance policy shall in no event be terminated or materially modified without 30 days prior written notice to the Owner.

Section 3.13 Title, Management and Disposition of Real Estate Owned

(a) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (“REO Property”), the deed or certificate of sale shall be taken in the name of the Servicer for the benefit of the Owner or, in the event the Owner is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

(b) The Servicer shall manage, conserve, protect, and operate each REO Property solely for the purpose of its prompt disposition and sale. The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect, and operate the REO Property in accordance with Acceptable Servicing Procedures. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year) on such terms and conditions as the Servicer deems to be in the best interest of the Owner. In the event that the Owner elects to manage an REO Property, the Owner shall, prior to assuming such management, reimburse the Servicer for all unreimbursed Servicing Advances, Nonrecoverable Advances and Servicing Fees related to such REO Property.

The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, not later than the end of the third taxable year after the year of its acquisition unless (i) (A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Servicer determines, and gives an appropriate notice to the Owner to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Servicer and Owner shall be entered into with respect to such purchase money mortgage.

Notwithstanding anything to the contrary contained in this Section 3.13, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Servicer. Upon completion of the inspection, the Servicer shall provide the Owner with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior approval of the Owner, proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event the Owner or its designee directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all customary, reasonable, and necessary “out of pocket” costs and expenses that are incurred by the Servicer with respect to the related Mortgaged Property from the Custodial Account, as though such costs were Servicing Advances, pursuant to Section 3.4 hereof.

(c) The Servicer shall hold all funds collected and received in connection with the operation of REO Property separate and apart from its own funds or general assets, in the Custodial Account.

(d) The Servicer shall deposit, or cause to be deposited not later than the end of the second Business Day following receipt thereof in the Custodial Account maintained by it all revenues received with respect to the conservation and disposition of any REO Property for distribution to the Owner pursuant to the provisions of Section 4.1.

(e) The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage, liability insurance, and flood insurance in accordance with the provisions of Sections 3.8 and 3.10 hereof.

(f) The Servicer shall undertake to sell the REO Property at such price and upon such terms and conditions as the Owner shall approve that shall maximize the proceeds from the disposition of the REO Property. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account and the Servicer shall bill the Owner in accordance with Section 3.5(b) for such expenses and for any related unreimbursed Servicing Advances, unreimbursed Nonrecoverable Advances, unpaid Servicing Fees, unpaid property management fees.

Section 3.14 Application of Proceeds of Insurance to Repair or Restoration

The Servicer shall collect the proceeds from all policies of insurance required to be maintained pursuant to Section 3.10 with respect to all losses that may occur. The Servicer may remit such proceeds to the Mortgagor toward the restoration or repair of the related property in a manner, and shall otherwise take such actions in connection with such restoration and repair, as shall be consistent with Acceptable Servicing Procedures.

The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than the lesser of $15,000, at a minimum the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(1)	The Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(2)	the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to me-chanics' and materialmen's liens;

(3)	the Servicer shall verify that the Mortgage Loan is not in default; and

(4)	pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

Section 3.15 Inspections

The Servicer or its authorized representative shall conduct inspections of Mortgaged Properties at such times and in a manner consistent with Acceptable Servicing Procedures. For any Mortgage Loan that is not insured by a Primary Mortgage Insurance Policy, in the event such Mortgage Loan becomes 45 days delinquent, (a) the Servicer shall inspect the related Mortgage Property as promptly as practicable after the 45th day of delinquency, (b) the Servicer may perform an inspection at such other times and at such intervals as the Servicer deems appropriate and (c) the Servicer shall immediately perform an inspection upon any abandonment of the related Mortgaged Property. For any Mortgage Loan that is insured by a Primary Mortgage Insurance Policy, the Servicer shall inspect the related Mortgaged Property as directed by the related Primary Insurer; provided, however, that, at a minimum, in the event the Mortgage Loan becomes 60 days delinquent, the Servicer shall inspect the related Mortgaged Property prior to the 90th day of delinquency. The Servicer shall keep a written report of each such inspection.

ARTICLE IV

PAYMENTS TO THE OWNER

Section 4.1 Distributions

(a) On each Remittance Date the Servicer shall remit to the Owner (a) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges or withdrawals from the Custodial Account pursuant to Section 3.5, plus (b) all Monthly Advances, if any, that the Servicer is obligated to distribute pursuant to Section 4.3; minus (c) any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period; minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date. It is understood that by operation of Section 3.4, the remittance on the first Remittance Date with respect to a Mortgage Loan Package is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate, collected through such Determination Date exclusive of any portion thereof allocable to the period of time prior to the Cut-off Date, with the adjustments specified in (b), (c) and (d) above. Each such remittance shall be made by wire or other electronic funds transfer of immediately available funds to the account of the Owner according to the written wire instructions provided by the Owner to the Servicer from time to time.

(b) With respect to any remittance to the Owner made by the Servicer after the second Business Day following the Business Day on which such remittance was due, the Servicer shall pay to the Owner interest on such late remittance at an annual rate equal to Prime plus two percent (2.0%), but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late remittance is made and shall cover the period commencing with the date on which such remittance was due and ending with the Business Day on which such late remittance is made, both inclusive. Such interest shall be remitted along with such late remittance. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 4.2 Reports

(a) Not later than each Remittance Advice Date, the Servicer shall furnish to the Owner via any electronic medium a monthly report in a form reasonable acceptable to institutional buyers of mortgage loans, which report shall include, without limitation, with respect to each Mortgage Loan the following loan-level information: (i) the balance due as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor’s account during the related Prepayment Period, and (iii) the delinquency and bankruptcy status of the Mortgage Loan, if applicable.

(b) With respect to any REO Property, and upon the request of the Owner, the Servicer shall furnish to the Owner a statement describing the Servicer’s efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and an operating statement. The Servicer shall also provide the Owner with such information concerning the Mortgage Loans as is necessary for Owner to prepare its federal income tax return and as the Owner may reasonably request from time to time. The Owner agrees to pay for all reasonable out-of-pocket expenses incurred by the Servicer in connection with complying with any request made by the Owner hereunder if such information is not customarily provided by the Servicer in the ordinary course of servicing mortgage loans similar to the Mortgage Loans.

Section 4.3 Monthly Advances by Servicer

On the Determination Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments to the extent not allocable to the period prior to the Cut-off Date (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent as of the close of business on the Business Day prior to the related Determination Date or which were deferred pursuant to Section 3.1(c). Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Owner required to be made on such Remittance Date. The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (i) the last Remit-tance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; and (ii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided however, that if requested by a Rating Agency in connection with Pass-Through Transfer, the Servicer shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; provided, however, that such obligation shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Servicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particu-lar Mortgage Loan. In the event that the Servicer determines that any such advances are non-recoverable, the Servicer shall provide the Owner with a certificate signed by two officers of the Servicer evidencing such determination.

ARTICLE V

GENERAL SERVICING PROCEDURE; COVENANTS;
REPRESENTATIONS AND WARRANTIES

Section 5.1 Assumption Agreements

(a) The Servicer will use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold, whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note, provided that in accordance with the terms of the Mortgage Note, the Servicer may permit an assumption if but only if the Owner approves the creditworthiness of the assuming party. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, the Servicer will not exercise such rights if prohibited by Applicable Requirements from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer reasonably believes it is unable under Applicable Requirements to enforce such “due-on-sale” clause, the Servicer will request the written permission of the Primary Mortgage Insurer, if required to cause the coverage under the Primary Mortgage Insurance Policy to remain in full force and effect, and the Owner prior to entering into an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by Applicable Requirements, the Mortgagor remains liable thereon. In connection with any such assumption, the related Mortgage Interest Rate, the Unpaid Principal Balance, and the term of the Mortgage Loan may not be changed. If an assumption is allowed pursuant to this Section 5.1(a), the Servicer, with the prior consent of the Primary Mortgage Insurer, if any, is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assump-tion agreement.

(b) The Servicer shall follow Acceptable Servicing Procedures (including underwriting standards) with respect to any such assumption or substitution of liability. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall, for all purposes, be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

(c) For purposes of this Section 5.1, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 5.2 Satisfaction of Mortgages and Release of Collateral Files

(a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer (i) shall prepare the appropriate documents and instruments required to satisfy or release the lien of the Mortgage in accordance with applicable state law requirements, (ii) shall promptly and within the time periods appropriate to process the satisfaction or release within the applicable legal deadlines notify the Owner of such event and (iii) shall request that the Owner deliver the required portion of the Collateral File to the Servicer. The Owner shall, within five (5) Business Days following its receipt of any such certification and request, send to the Servicer the requested portion of the Collateral File. Upon receipt of such package, the Servicer shall prepare and execute the documents and instruments necessary to satisfy or release the lien of the Mortgage and shall process such satisfaction or release in accordance with applicable state law requirements. In addition, if, with respect to any Mortgage Loan that has been paid in full, the Owner has recorded or caused to be recorded in the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located the related Assignment of Mortgage which designates the Owner as the holder of record of the Mortgage, the Servicer shall prepare and deliver to the Owner, together with a request for execution, the documents and instruments necessary to satisfy or release the lien of the Mortgage. The Owner shall, within five (5) Business Days following its receipt of any such request, send to the Servicer the fully-executed documents that were prepared and requested by the Servicer. Upon receipt of such package, the Servicer shall process such satisfaction or release in accordance with applicable state law requirements. In the event that applicable state law requires that a satisfaction or release be recorded within a shorter time period than the processes set forth above permits, the Servicer shall advise the Owner accordingly and shall use reasonable efforts to ensure that the lien of the Mortgage is released or satisfied in accordance with applicable state law requirements. The Owner shall assist therewith by returning to the Servicer the required portion of the Collateral File (and, if applicable, the executed satisfaction and release documents and instruments) within the time periods specified by the Servicer. The Servicer shall not be liable for and the Owner shall indemnify the Servicer against any third party liability for failure to release the lien of a Mortgage as required under applicable law to the extent that such failure was caused by the Owner’s breach of its obligations under this Section 5.2.

(b) If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall remit to the Owner the then unpaid principal balance of the related Mortgage Loan. The Servicer shall maintain the fidelity bond and errors and omissions insurance policy as provided for in Section 3.12 insuring the Servicer against any loss it may sustain with respect to any Mort-gage Loan not satisfied in accordance with the procedures set forth herein.

Section 5.3 Servicing Compensation

As compensation for its services hereunder, the Servicer shall be entitled to pay itself the Servicing Fee with respect to each Mortgage Loan from the gross amount of interest payments on such Mortgage Loan which are actually received by the Servicer with respect thereto. Additional servicing compensation in the form of all Ancillary Income which are actually received by the Servicer may be retained by the Servicer to the extent not required to be deposited into the Custodial Account pursuant to the terms of this Agreement. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for in this Agreement.

Section 5.4 Statements as to Compliance

The Servicer will deliver to the Owner, by March 15th of each year, beginning in 2004, an Officer’s Certificate, stating that (i) a review of the activities of the Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officer’s supervision, (ii) based on such review, the Servicer has ful-filled all of its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the actions being taken by the Servicer to cure such default, and (iii) all reports and information provided to the Owner by the Servicer, pursuant to the Servicer’s reporting requirements under the Agreement, are accurate and complete in all material respects. Copies of such statement may be provided by the Owner to any Person identified as a prospective purchaser of the Mortgage Loans.

Section 5.5 Annual Independent Public Accountants' Servicing Report

The Servicer shall, on or before March 15th of each year, beginning in 2004, cause, at its sole cost and expense, a firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Owner to the effect that such firm has examined certain documents and records and performed certain other procedures relating to the servicing of the Mortgage Loans during the immediately preceding fiscal year of the Servicer and that such firm is of the opinion that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance therewith, except for such exceptions as shall be set forth in such statement.

Section 5.6 Annual Sarbanes-Oxley Act Certification

(a) For so long as a Person is required by Section 302 of the Sarbanes-Oxley Act of 2002 (the “Act”) to provide an annual certification, by March 15th of each year, beginning in 2004, an officer of the Servicer shall execute and deliver an Officer’s Certificate to such Person (hereafter, the “Beneficiary”) for the benefit of the Beneficiary and its officers, directors and affiliates, pursuant to which such officer shall certify to those matters substantially as set forth in Exhibit D.

(b) The Servicer shall indemnify and hold harmless the Beneficiary and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 5.6.

Section 5.7 Owner's Right to Examine Servicer Records, etc.

The Owner shall have the right, at the Owner's expense, except for immaterial items in the ordinary course of business, to examine and audit the Servicer's books of account, records, reports, and other papers relating to (i) the performance by the Servicer of its obligations and duties under this Agreement, or (ii) the Mortgage Loans, to make copies and extracts therefrom, and to discuss the affairs, finances, and accounts of such Servicer relating to such performance with its officers and employees, all at such reasonable times and places and as often as may be reasonably requested.

Section 5.8 Consents and Approvals

The Owner shall timely obtain, at its sole cost and expense, the consents and approvals required by law or pursuant to contract to consummate the transactions contemplated hereby.  All such consents will be obtained without any cost or expense to the Servicer and will be obtained without any adverse modification in the terms of any of the agreements relating to the Mortgage Loans or the imposition of any burdensome provisions or conditions on the Servicer.

Section 5.9 Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates

(a) The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, the Owner may effect one or more Whole Loan Transfers and/or one or more Pass-Through Transfers, retaining the Servicer as servicer thereof or subservicer if a master servicer is employed; provided, however, the Owner agrees to use commercially reasonable efforts not to effect a Whole Loan Transfer or a Pass Through Transfer if the aggregate outstanding principal balance of the Mortgage Loans subject to such Whole Loan Transfer or Pass Through Transfer is less that $10,000,000. In connection with a Whole Loan Transfer, the related Reconstitution Agreement shall provide that no more than four (4) Persons shall have the status of “Owner” thereunder.

(b) With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by Owner, Servicer agrees:

(i) negotiate in good faith and execute a servicer agreement reasonably required to effectuate the Pass-Through Transfer, provided such agreement creates no greater obligation or cost on the part of the Servicer than otherwise set forth in this Agreement, and provided further that the Servicer shall be entitled to a servicing fee under that agreement at a rate per annum no less than the Servicing Fee Rate;

(ii) to cooperate fully with the Owner and any prospective the Owner with respect to all reasonable requests that are necessary to effect a Pass-Through Transfer or Whole Loan Transfer;

(iii) provide as applicable:

(A) information pertaining to the Servicer of the type and scope customarily included in offering documents for residential mortgage-backed securities transactions involving multiple loan originators; and

(B) such opinions of counsel, letters from auditors, and certificates of public officials or officers of the Servicer as are reasonably believed necessary by the trustee, any rating agency or the Owner, as the case may be, in connection with such Pass-Through Transfer. The Owner shall pay all third party costs associated with the preparation of the information described in clause (ii)(A) above and the delivery of any opinions, letters or certificates described in this clause (ii)(B). The Servicer shall not be required to execute any servicer agreement unless a draft of the agreement is provided to the Servicer at least 10 days before the Reconstitution Date, or such longer period as may reasonably be required for the Servicer and its counsel to review and comment on the agreement;

(c) In connection with any Pass-Through Transfer, the Servicer, upon request, will bring down the representations and warranties made in Section 2.1 in to a date no later than the related Reconstitution Date;

(d) In connection with any Pass-Through Transfer, the Servicer shall indemnify, defend and hold harmless the Owner from and against any and all losses, claims, expenses, damages or liabilities to which the Owner may be subject to as a result of any untrue statement of any material fact contained in any information (such information, the “Servicer Information”) prepared and furnished to the Owner by the Servicer for inclusion in any related offering document or prospectus (collectively, “Offering Materials”), or arise out of, or are based upon, any omission in the Servicer Information necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Owner for damages or expenses reasonably incurred by it; provided, however, that the Servicer shall be liable only insofar as such untrue statement or omission relates solely to the Servicer Information in the Offering Materials furnished to the Owner by the Servicer specifically for inclusion in the Prospectus Supplement. The Owner shall indemnify, defend and hold harmless the Servicer from and against any and all losses, claims, expenses, damages or liabilities to which the Servicer may be subject to as a result of any untrue statement of any material fact contained in any Offering Materials, or arise out of, or are based upon, any omission in any information included in the Offering Materials necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Servicer for damages or expenses reasonably incurred by it; provided, however, that Owner shall be liable only insofar as such untrue statement or omission does not relate to the Servicer Information in the Offering Materials furnished to the Owner by the Servicer specifically for inclusion in the Prospectus Supplement; and

(e) All Mortgage Loans not sold or transferred pursuant to Pass-Through Transfers shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 5.10 Compliance with REMIC Provisions

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined Section 860G(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(D) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE VI

THE SERVICER

Section 6.1 Indemnification; Third Party Claims

Subject to Section 6.3, the Servicer agrees to indemnify and hold harmless the Owner against any and all Losses that the Owner may sustain in any way related to the failure of such Servicer to service the Mortgage Loans in compliance with the terms of this Agreement; provided, however, the Servicer shall not be liable hereunder (a) to the extent such Losses directly result from the Custodian's negligent action, negligent failure to act, bad faith, willful misconduct or breach under the Custodial Agreement, dated as of November 1, 2003, among the Owner, the Servicer and the Custodian,(b) with respect to any action or inaction in accordance with the direction or consent of the Owner or (c) resulting from the Owner's failure to respond to a request by the Servicer for direction or consent in accordance with Section 3.1(c) hereof. The Servicer shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans. The Servicer shall assume (with the written consent of the Owner) the defense of any such claim and pay all reasonable expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer or the Owner in respect of such claim. The Servicer shall follow any written instructions received from the Owner in connection with any such claim and the Owner shall promptly reimburse the Servicer for all amounts reasonably advanced by it pursuant to the preceding sentence, except when the claim (a) is related to the Servicer’s obligations to indemnify the Owner pursuant hereto, (b)  results from the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement or (c) results from the Servicer's willful misconduct, bad faith or negligence in performing its duties under this Agreement.

The Owner shall indemnify and hold harmless the Servicer against any and all Losses that the Servicer may sustain as a result of (a) any act or omission on the part of the Owner or (b) a breach of any of the Owner’s representations, warranties or covenants or obligations contained herein.

With respect to any Mortgage Loan, in the event that the Owner records or causes to be recorded in the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located the related Assignment of Mortgage which designates the Owner as the holder of record of the Mortgage, the Owner shall comply with the provisions of Section 5.2(a) regarding the execution and delivery of release and reconveyance documents, and shall immediately complete, sign and return to the Servicer any additional documents that may be required of the holder of record of the Mortgage and may be reasonably requested by the Servicer in order to permit the Servicer to comply with the Servicer’s servicing obligations, and, in its capacity as the holder of record, shall take such other action as may be reasonably requested by the Servicer. In addition, if, as a result of the recording of the related Assignment of Mortgage, the Owner, in its capacity as the holder of record, receives written notice of any action with respect to the related Mortgage or the related Mortgaged Property, the Owner shall send a copy of such notice to the Servicer immediately in accordance with the provisions of Section 9.8 of this Agreement.

The Owner agrees that the Servicer shall have no liability to the Owner for the Owner’s failure to comply with the provisions set forth in this paragraph.

Section 6.2 Servicer Covenants; Merger or Consolidation of the Servicer

(a) The Servicer covenants that it will keep in full force and effect its existence, rights and franchises as a limited partnership, and its status as a Fannie Mae or Freddie Mac approved servicer in good standing and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualifi-cation is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

(b) Any Person into which the Servicer may be merged or consolidated, or any business organization resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to all or substantially all of the business or assets of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Servicer shall not, without the prior written approval of the Owner, be a party to any such merger, consolidation or conversion, or sell or otherwise dispose of all or substantially all of its business or assets unless the successor or surviving person shall be an institution that is a Fannie Mae or Freddie Mac approved servicer in good standing.

Section 6.3 Limitation on Liability of the Servicer and Others

The Servicer and the directors, officers, employees or agents of the Servicer shall not be under any liability to the Owner for (a) any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, (b) errors in judgment, or (c) any action or inaction in accordance with the direction or consent of the Owner; provided, however, this provision shall not protect the Servicer against any breach of warranties or representations made herein, any failure to perform its obligations in accordance with any standard of care set forth in this Agreement (unless in accordance with the direction or consent of the Owner), or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of any breach of the terms and conditions of the Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Subject to Section 6.1, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Agreement and which may involve it in any expense or liability; provided, however, that the Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights, duties and the interests of the parties hereto. In such event, the legal expenses and costs of such action and any lia-bility resulting therefrom shall be reimbursed to the Servicer in accordance with Section 6.1.

Section 6.4 Servicer Not to Resign

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that the Servicer's duties hereunder are no longer permissible under Applicable Requirements and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner. No such resignation shall become effective until a successor which satisfies the requirements set forth in Section 9.1 has assumed the Servicer's responsibilities and obligations hereunder in accordance with such Section.

Section 6.5 No Transfer of Servicing

The Servicer acknowledges that the Owner has entered into this Agreement with the Servicer in reliance upon the adequacy of the Servicer's servicing facilities, plan, personnel, records, and procedures, its integrity, reputation, and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Servicer shall not either assign this Agreement or the servicing hereunder without the prior written approval of the Owner in its sole discretion.

Section 6.6 [Reserved]

Section 6.7 Representations and Warranties of the Owner

With respect to the Mortgage Loans, the Owner hereby makes to the Servicer as of the Cut-off Date each of the representations and warranties set forth below:

(a) The Owner has all requisite corporate or organizational power, authority and capacity, to carry on its business as it is now being conducted, to execute and deliver this Agreement, and to perform all of its obligations hereunder. The Owner does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement.

(b) The execution, delivery and performance of this Agreement by the Owner and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate, shareholder or other action; this Agreement has been duly and validly executed and delivered by the Owner, and is a valid and legally binding agreement of the Owner enforceable against the Owner in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditor’s rights and the discretion of a court to grant specific performance of contracts. Any requisite consents or approvals of third parties (including Investors and any other applicable regulatory authorities) to the execution and delivery of this Agreement or the performance of the transactions contemplated hereby by the Owner have been obtained or will be obtained prior to the Cut-off Date or such other date as expressly provided herein.

ARTICLE VII

DEFAULT

Section 7.1 Events of Default

In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

(i) any failure by the Servicer to remit to the Owner when due any payment required to be made under the terms of this Agreement, which failure continues unremedied for a period of three (3) days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; the Owner shall use reasonable efforts to notify the Servicer that it has not received the payment due, but the Owner’s notice shall not be a condition of the Event of Default; or

(ii) any failure by the Servicer to duly observe or perform, in any material respect, any other covenant, obligation or agreement of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

(iii) a decree or order of a court or agency or super-visory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities, or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of thirty (30) days; or

(iv) the Servicer shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of the Servicer's property; or

(v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligation or ceases its normal business operations for three (3) Business Days; or

(vi) failure by the Servicer to maintain its license to do business in any jurisdiction where a Mortgaged Property is located if such license is required and such failure continues unremedied for a period of thirty (30) days; or

(vii) the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of this Agreement, including Section 6.5; or

(vii) the Servicer shall cease to be an approved servicer for Fannie Mae or Freddie Mac.

(viii) the Servicer shall cease to have a minimum net worth of $25,000,000 as determined in accordance with the Financial Accounting Standards Board’s generally accepted accounting principles;

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer (in each such instance, the “Defaulted Servicer”), may, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all of the rights and obligations of the Defaulted Servicer under this Agreement and may exercise any and all other remedies available at law or at equity. Upon receipt by the Defaulted Servicer of such written notice from the Owner stating the intent to terminate the Defaulted Servicer as servicer under this Agreement as a result of such Event of Default, all authority and power of the Defaulted Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 9.1. Upon written request from the Owner, the Defaulted Servicer shall, at its sole expense, prepare, execute, and deliver to a successor any and all documents and other instruments, place in such successor's possession all Collateral Files and Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, all of which shall be undertaken immediately and shall be completed as soon as possible and in all events by not later than thirty (30) Business Days following the Owner’s request therefor. The Defaulted Servicer agrees to cooperate with the Owner- and such successor in effecting the termination of the Defaulted Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Defaulted Servicer to the Custodial Account, the Escrow Account or the REO Account and all other amounts which may thereafter be received with respect to the Mortgage Loans and to which the Defaulted Servicer is not entitled pursuant to the terms of this Agreement.

Section 7.2 Waiver of Defaults

The Owner may waive any default by the Defaulted Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 7.3 Survival of Certain Obligations and Liabilities of the Defaulted Servicer

The representations, warranties, covenants, indemnities and agreements of the parties provided in this Agreement and the parties’ obligations hereunder shall survive the execution and delivery and the termination or expiration of this Agreement. Notwithstanding any termination of the rights and obligations of the Defaulted Servicer pursuant to this Section 7, the Defaulted Servicer shall remain liable for any actions of the Defaulted Servicer prior to the effective time of such termination.

ARTICLE VIII

TERMINATION

Section 8.1 Termination of Agreement

This Agreement shall terminate upon any of: (i) the later of the distribution to the Owner of final payment or liquidation with respect to the last Mortgage Loan and each REO Property, or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder, (ii) the mutual consent of the parties in writing, or (iii) the termination of the Servicer pursuant to Section 8.2.

Section 8.2 Termination of the Servicer due to an Event of Default

(a) Upon 30 days’ written notice, the Owner may, at its sole option, upon the occurrence of an Event of Default and in accordance with Section 7.1, terminate any rights the Servicer may have hereunder. Any such notice of termination shall be in writing and delivered to the terminated Servicer (in such instance, the “Terminated Servicer”) by registered mail as provided in Section 9.8 of this Agreement. If the Owner so terminates the rights of a Terminated Servicer, the Owner with full cooperation of the Terminated Servicer shall arrange for the transfer of servicing to, at the Owner’s option, the Owner or a third party, and the Terminated Servicer shall continue servicing, for the Servicing Fee provided herein, the Mortgage Loans under this Agreement until the Owner gives the Terminated Servicer notice of the transfer and such transfer has been completed.

(b) The Terminated Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Terminated Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Terminated Servicer to the Custodial Account, the Escrow Account or the REO Account, or thereafter be received with respect to the Mortgage Loans and to which the Terminated Servicer is not entitled pursuant to the terms of this Agreement.

Section 8.3 Termination Without Cause

Upon at least 30 days prior notice, the Owner may terminate, at its sole option the Servicer without cause. Any such notice of termination shall be in writing and delivered to the Servicer and any Rating Agency by registered mail as provided in Section 9.7. In the event the Owner so chooses to terminate the Servicer, the Servicer shall be entitled to receive, as liquidated damages, upon its termination as Servicer hereunder without cause pursuant to this Section 8.3, an amount equal to two percent (2%) of the aggregate outstanding principal amount of each Mortgage Loan as of the termination date paid by the Owner to the Servicer.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Successor to the Servicer

(a) Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Section 6.4, 7.1, 8.1 or 8.2, the Owner shall either (i) succeed to and assume all of the Servicer's responsibilities, rights, duties, and obligations under this Agreement from and after the date of such succession or (ii) appoint a successor to the Servicer that shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement pursuant to Section 8.2 above. In the event that the Servicer's duties, responsibilities, and liabili-ties under this Agreement shall be terminated pursuant to the foregoing Sections, the Servicer shall discharge such duties and responsibilities, and be compensated therefor as provided in this Agreement, during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agree-ment and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the foregoing Sections shall not become effective until a successor shall have been appointed pursuant to this Section and shall in no event relieve the Servicer of its non-servicing duties, obligations, covenants, representations and warranties, it being understood and agreed that the provisions of Sections 5.10, 6.1, Article 7 and Article 8 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer or the termi-na-tion of this Agreement.

(b) The Servicer shall promptly deliver to the successor (i) the funds in the Custodial Account and the Escrow Account to which the Owner is entitled pursuant to the terms of this Agree-ment, (ii) all other funds to which the Owner is entitled pursuant to the terms of this Agreement, (iii) all other amounts which may thereafter be received with respect to the Mortgage Loans and to which the Servicer is not entitled pursuant to the terms of this Agreement and (iv) all Collateral Files and Servicing Files and related documents and statements held by it hereunder. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsi-bili-ties, obligations and liabilities of the Servicer.
(c) Upon a successor's acceptance of appointment as such, the Owner shall notify the Servicer of such appointment.

Section 9.2 Amendment

This Agreement may be amended from time to time by the parties by written agreement signed by both of the parties.

Section 9.3 Duration of Agreement

This Agreement shall continue in existence and effect until terminated as herein provided.

Section 9.4 Governing Law

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to the choice of law doctrine of such state.

Section 9.5 General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

(iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v) the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi) the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 9.6 Reproduction of Documents

This Agreement and all documents relating hereto, including without limitation (i) consents, waivers, and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 9.7 Notices

All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or delivered by facsimile, overnight courier, or registered mail, postage prepaid, or delivered by telefacsimile, to:

(i) in the case of the Servicer, at the address set forth below or such other address as may hereafter be furnished to the Owner in writing by the Servicer:

Countrywide Homes Loans Servicing LP
400 Countrywide Way
Simi Valley, CA 93065
Attention: Investor Accounting

With a copy to:

Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, CA 91302
Attention: General Counsel

(ii) in the case of the Owner, at the address set forth below, or such other address as may hereafter be furnished to the Servicer by the Owner:

Goldman Sachs Mortgage Company
85 Broad Street
New York, NY 10004
Attention: Howard Altarescu
Tel: (212) 902-3277
Fax: (212) 902-3000

with copies to:

Goldman Sachs Mortgage Company
One New York Plaza
New York, NY 10004
Attention: Jay Strauss
Tel: (212) 902-0940
Fax: (212) 357-2487

and

Goldman Sachs Mortgage Company
100 Second Avenue South
Suite 200 North
St. Petersburg, FL 33701
Attention: Debbie Brown
Tel: (727) 825-3811
Fax: (727) 825-3821

and in the case of any subsequent Owner, as set forth in written notice supplied to the Servicer by such subsequent Owner. All reports that are due to the Owner from the Servicer pursuant to Section 4.2 shall be deemed to have been duly given if delivered to the internet address from time to time provided by the Owner to the Servicer.

Section 9.8 Severability of Provisions

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or the rights of the Owner hereunder. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 9.9 Disclosure of Relationship

Each party (including the respective affiliates) shall have the right upon obtaining prior written consent from the other party, from time to time, to publish, distribute, advertise or otherwise disclose the relationship and the general services created and performed under this Agreement; provided, however, such disclosure shall not identify the amount or nature of fees earned or to be paid hereunder. No disclosure permitted by this Section 9.10 shall include any Mortgagor information.

Section 9.10 Exhibits and Schedules

The following exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement:

Exhibit A	MORTGAGE LOAN SCHEDULE

Exhibit B	LIST OF COLLATERAL DOCUMENTS

Exhibit C	LIST OF DOCUMENTS IN CREDIT FILE

Exhibit D	FORM OF SARBANES-OXLEY ACT CERTIFICATION

Section 9.11 Counterparts; Successors and Assigns

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agree-ment. Subject to Sections 6.4, 6.5, 7.1 and 8.1, this Agreement shall inure to the benefit of and be binding upon the Servicer, the Owner and their respective successors and assigns.

Section 9.12 Effect of Headings

The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.13 Other Agreements Superseded

This Agreement supersedes all prior agreements and under-standings relating to the subject matter hereof.

[signatures start on next page]

IN WITNESS WHEREOF, the Servicer and the Owner- have caused their names to be signed to this Servicing Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

COUNTRYWIDE HOME LOANS SERVICING LP,
the Servicer

By:  ____________________________________
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY,
the Owner

By:	Goldman Sachs Real Estate Funding Corp., its General Partner

By:  ____________________________________
Name:
Title

EXHIBIT A

MORTGAGE LOAN SCHEDULE
[attach read-only diskette]

EXHIBIT B

LIST OF CREDIT DOCUMENTS

Copy of Note
Copy of Mortgage or Deed of Trust, including all riders
Copy of all riders to Note and Mortgage or Deed of Trust
Settlement statement (HUD 1)
Copy of PMI Certificate (if applicable)
Appraisal
Flood determination certificate
Hazard Insurance declaration page
Loan application

EXHIBIT C

LIST OF DOCUMENTS IN COLLATERAL FILE

With respect to each Mortgage Loan, the Collateral File shall include each of the following items, which shall be available for inspection by the Owner and any prospective Owner, and which shall be retained by Countrywide in the Servicing File or delivered to the Custodian):

1.
The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of ______________, without recourse” and signed in the name of Countrywide by an authorized officer (in the event that the Mortgage Loan was acquired by Countrywide in a merger, the signature must be in the following form: “[Countrywide], successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by Countrywide while doing business under another name, the signature must be in the following form: “[Countrywide], formerly know as [previous name]”).

2.	The original of any personal endorsement, surety and/or guaranty agreement executed in connection with the Mortgage Note, if any.

3.
Except as set forth below, the original Mortgage, with evidence of recording thereon or a certified true and correct copy of the Mortgage sent for recordation. If in connection with any Mortgage Loan, Countrywide cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, Countrywide shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of Countrywide stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by Countrywide; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

4.
The originals or certified true copies of all assumption, modification, consolidation or extension agreements, with evidence of recording noted thereon if recordation is required to maintain the lien of the mortgage or is otherwise required, or, if recordation is not so required, an original or copy of any such assumption, modification, consolidation or extension agreements.

5.
The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, from Countrywide to “______________” or as otherwise directed by the Owner. If the Mortgage Loan was acquired by Countrywide in a merger, the Assignment of Mortgage must be made by “[Countrywide], successor by merger to [name of predecessor].” If the Mortgage Loan was acquired or originated by Countrywide while doing business under another name, the Assignment of Mortgage must be by “[Countrywide], formerly know as [previous name].” Subject to the foregoing and where permitted under the Applicable Laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county.

6.
Originals or certified true copies of all intervening assignments of the Mortgage necessary to show a complete chain of title from the original mortgagee to the Seller, with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, Countrywide shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of Countrywide stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by Countrywide; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

7.	The original mortgage policy of title insurance or evidence of title, if available.

8.	Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items to the extent in the possession of Countrywide or in the possession of Countrywide’s agent(s):

1.	The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

2.	Residential loan application.

3.	Mortgage Loan closing statement.

4.	Verification of employment and income, as required by the respective loan program.

5.	Verification of acceptable evidence of source and amount of down payment, as required by the respective loan program.

6.	Credit report on the Mortgagor, if available.

7.	Residential appraisal report, as required by the respective loan program.

8.	Photograph of the Mortgaged Property.

9.	Survey of the Mortgaged Property, if required by the title company or Applicable Law.

10.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

11.	All required disclosure statements.

12.	If available, termite report, structural engineer’s report, water potability and septic certification.

13.	Sales contract, if applicable.

14.	Amortization schedule, if available.

15.	Original power of attorney, if applicable.

EXHIBIT D

FORM OF SARBANES-OXLEY ACT CERTIFICATION

I, [NAME OF CERTIFYING INDIVIDUAL], a duly elected and acting officer of Countrywide Home Loans Servicing LP (the “Servicer”), hereby certify, pursuant to Section 5.6 of that certain Servicing Agreement (the “Agreement”), dated as of [DATE] between the Servicer and Goldman Sachs Mortgage Company (the “Owner”), to [ENTITY NAME] (the “Beneficiary”) with respect to the calendar year immediately preceding the date of this Certificate, as follows:

1.
I have reviewed the annual statement of compliance (“Annual Statement of Compliance”) prepared by Servicer, and the annual independent public accountant’s servicing report made in accordance with the Uniform Single Attestation Program for Mortgage Bankers (“Annual Independent Public Accountant’s Servicing Report”), which have been furnished to the Beneficiary pursuant to the Agreement and any subsequent servicing agreement related thereto or to the Mortgage Loans (collectively, the “Servicing Agreement”);

2.
Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all final servicing reports prepared by Servicer and delivered to the Beneficiary pursuant to the Servicing Agreement relating to the servicing of the Mortgage Loans, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such statements or reports;

3.	Based on my knowledge, the servicing information required to be provided to the Beneficiary by the Servicer under the Servicing Agreement has been provided to the Beneficiary;

4.
I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by the Servicing Agreement, and except as disclosed in the Annual Statement of Compliance and the Annual Independent Public Accountant’s Servicing Report submitted to the Beneficiary, the Servicer has, as of the last day of the period covered by the Annual Statement of Compliance, fulfilled its obligations under the Servicing Agreement; and

5.
I have disclosed to the Beneficiary’s certified public accountants all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.